Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS FOURTH-QUARTER 2015 FINANCIAL RESULTS
———————————
Establishes Financial Guidance for 2016

NASHVILLE, Tenn. (February 25, 2016) – Healthways (NASDAQ: HWAY) today announced financial results for the fourth quarter and year ended December 31, 2015.

Fourth-Quarter 2015 Financial Highlights

•	Revenues of $186.3 million compared with $199.1 million for the fourth quarter of 2014;
•	Net loss of $19.4 million, or $0.54 per share, compared with net income of $2.6 million, or $0.07 per diluted share, for the fourth quarter of 2014; and
•
Adjusted net loss per share of $0.04 compared with adjusted net income per diluted share of $0.25 for the fourth quarter of 2014. The adjusted results for the fourth quarter of 2015 exclude $13.3 million of restructuring charges; $9.6 million to establish a deferred tax asset valuation allowance; $1.8 million of non-cash interest expense; and a $1.9 million gain on the sale of the Company's Navvis subsidiary. The adjusted results for the fourth quarter of 2014 exclude $8.4 million for the impact of two legal settlements and $1.7 million of non-cash interest expense.

HEALTHWAYS, INC.
Financial Highlights
(In millions, except per-share data)
See pages 9-11 for a reconciliation of non-GAAP financial measures

	Three Months Ended December 31			Year Ended December 31
	2015	2014		2015		2014
Revenue	$186.3	$199.1		$770.6		$742.2
Net (loss) income	(19.4)	2.6		(30.9)		(5.6)

Net (loss) income per share, GAAP basis	(0.54)[2]	$0.07	[1]	$(0.86)[2]		$(0.16)[2]
Non-cash interest expense per share	0.03 [2]	0.03	[1]	0.12	[2]	0.12	[2]
Restructuring charges per share	0.23 [2]	—		0.26	[2]	—
Deferred tax asset valuation allowance per share	0.27 [2]	—		0.27	[2]	—
Gain on sale of Navvis per share	(0.03)[2]	—		(0.03)[2]		—
Joint venture impairment loss and related loss per share	—	—		0.33	[2]	—
CEO transition-related expenses per share	—	—		0.08	[2]	—
Legal settlement charges per share	—	0.15	[1]	—		0.32	[2]
Adjusted net (loss) income per share	$(0.04)[2]	$0.25	[1]	$0.16	[1]	$0.27	[1]

1 Diluted
2 Basic
3 Figures may not add due to rounding and use of basic or diluted shares in calculation

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HWAY Reports Fourth-Quarter Results

February 25, 2016

"Our fourth-quarter financial results brought our full-year 2015 revenues and adjusted earnings per diluted share slightly above our guidance," commented Donato Tramuto, Healthways Chief Executive Officer.  "As anticipated, the decline in our top and bottom-line results for the fourth quarter compared to the fourth quarter of 2014 reflect the earlier than expected recognition of performance-based fees in the second and third quarter of 2015 that were originally expected in the fourth quarter, the amended ten-year contract with The Hawai'i Medical Service Association (HMSA) and the sale of Navvis."

Alfred Lumsdaine, Healthways Chief Financial and Chief Administrative Officer, added, "For the full year, our adjusted EBITDA margin was 9.2%, which excludes the restructuring charges, joint venture investment impairment and related loss on the remaining investment commitment, CEO transition-related expenses and gain on the sale of Navvis. Operating cash flow for the year was $61.0 million and capital expenditures were $34.7 million.  At the end of 2015, the Company's ratio of total debt to EBITDA, as calculated under the amended credit facility, was 2.9.

"We have made significant progress in our structural reorganization and cost rationalization plan, which we announced in late October.  In the fourth quarter, we incurred $13.3 million of the now expected total cost of approximately $25 million related to this plan, bringing the total to $15.1 million during 2015.  We expect to complete the plan over the course of the first three quarters of 2016 and continue to expect resulting annual gross cost savings in 2017 in a range of $35 million to $45 million."

Mr. Tramuto concluded, "We believe a critical element of this plan – the establishment of a proven, best-in-class leadership team – has now been completed with the addition of Sid Stolz as President, Network Solutions, Sean Slovenski as President, Population Health Services and Steve Schwartz as Senior Vice President of Strategy and Corporate Development. The additions of these talented leaders will facilitate our ongoing strategic review of our business, which, as previously noted, is on track to be concluded during the second quarter."

2016 Financial Guidance

Healthways today has established its financial guidance for 2016, as follows:

•
Adjusted for an aggregate year over year revenue reduction of $39 million from the HMSA contract amendment and the sale of Navvis, guidance for 2016 revenue is for a percentage growth rate in the low to middle single digits range.

•
Beginning in 2016, the Company will exclude non-cash share-based compensation from adjusted EBITDA. Guidance for 2016 adjusted EBITDA, which also excludes restructuring charges, is in a range of $85 million to $90 million, compared with adjusted EBITDA for 2015 of $80 million, which excludes non-cash share-based compensation, restructuring charges, joint venture investment impairment and related loss on the remaining investment commitment, CEO transition-related expenses and gain on the sale of Navvis.

•	The Company expects to use its free cash flow to reduce its debt by at least $30 million at December 31, 2016, compared with December 31, 2015.

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 3970444, and the replay will also be available on the Company's web site for the next 12 months.

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HWAY Reports Fourth-Quarter Results

February 25, 2016

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the Company's ability to estimate the costs associated with, and to implement and realize the anticipated benefits of, the structural reorganization and cost rationalization plan;
•	the effectiveness of management's strategies and decisions and the ability to conclude the strategic review of the business on the anticipated timeframe;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;

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HWAY Reports Fourth-Quarter Results

February 25, 2016

•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

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HWAY Reports Fourth-Quarter Results

February 25, 2016

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except earnings (loss) per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$186,281	$199,136	$770,598	$742,183
Cost of services (exclusive of depreciation and amortization of $10,281, $9,373, $39,485, and $37,741, respectively, included below)	156,762	154,705	635,909	598,280
Selling, general & administrative expenses	16,499	16,292	68,142	65,377
Depreciation and amortization	12,756	13,128	49,855	53,378
Restructuring and related charges	13,345	—	15,097	—
Gain on sale of business	(1,873)	—	(1,873)	—
Legal settlement charges	—	8,352	—	17,715

Operating income (loss)	(11,208)	6,659	3,468	7,433
Interest expense	4,843	4,108	18,328	17,581
Equity in income (loss) from joint ventures	214	—	(20,229)	—

Income (loss) before income taxes	(15,837)	2,551	(35,089)	(10,148)
Income tax expense (benefit)	3,542	(27)	(3,771)	(4,587)

Net income (loss)	$(19,379)	$2,578	$(31,318)	$(5,561)
Less: net income (loss) attributable to non-controlling interest	49	—	(371)	—
Net income (loss) attributable to Healthways, Inc.	$(19,428)	$2,578	$(30,947)	$(5,561)

Earnings (loss) per share attributable to Healthways, Inc.:
Basic	$(0.54)	$0.07	$(0.86)	$(0.16)

Diluted (1)	$(0.54)	$0.07	$(0.86)	$(0.16)

Comprehensive income (loss)	$(19,015)	$1,651	$(33,509)	$(7,202)
Less: comprehensive income (loss) attributable to non-controlling interest	59	—	(523)	—
Comprehensive income (loss) attributable to Healthways, Inc.	$(19,074)	$1,651	$(32,986)	$(7,202)

Weighted average common shares
and equivalents:
Basic	36,060	35,417	35,832	35,302
Diluted (1)	36,060	36,560	35,832	35,302

(1)The impact of potentially dilutive securities for the three and twelve months ended December 31, 2015 and the twelve months ended December 31, 2014 was not considered because the effect would be anti-dilutive in each of those periods.

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HWAY Reports Fourth-Quarter Results

February 25, 2016
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	December 31,	December 31,
	2015	2014
Current assets:
Cash and cash equivalents	$1,870	$1,765
Accounts receivable, net	108,195	126,559
Prepaid expenses	10,207	10,680
Other current assets	5,230	7,662
Income taxes receivable	1,076	2,917
Deferred tax asset	8,209	13,118
Total current assets	134,787	162,701

Property and equipment:
Leasehold improvements	37,565	39,285
Computer equipment and related software	315,890	316,808
Furniture and office equipment	19,776	23,257
Capital projects in process	13,676	38,389
	386,907	417,739
Less accumulated depreciation	(230,907)	(252,043)
	156,000	165,696

Other assets	27,919	75,550
Intangible assets, net	61,317	69,161
Goodwill, net	336,974	338,800

Total assets	$716,997	$811,908

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HWAY Reports Fourth-Quarter Results

February 25, 2016

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,	December 31,
	2015	2014
Current liabilities:
Accounts payable	$41,035	$37,204
Accrued salaries and benefits	21,620	24,198
Accrued liabilities	50,074	62,674
Deferred revenue	7,056	8,282
Contract billings in excess of earned revenue	12,893	15,232
Current portion of long-term debt	23,308	20,613
Current portion of long-term liabilities	6,204	2,127
Total current liabilities	162,190	170,330

Long-term debt	212,362	231,112
Long-term deferred tax liability	23,617	32,883
Other long-term liabilities	38,238	72,993

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
36,079,446 and 35,511,221 shares outstanding, respectively	36	35
Additional paid-in capital	302,488	292,346
Retained earnings	9,659	42,439
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(4,087)	(2,048)
Total Healthways, Inc. stockholders' equity	279,914	304,590
Non-controlling interest	676	—
Total stockholders' equity	280,590	304,590

Total liabilities and stockholders' equity	$716,997	$811,908

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HWAY Reports Fourth-Quarter Results

February 25, 2016

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(31,318)	$(5,561)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	49,855	53,378
Amortization of deferred loan costs	2,520	1,855
Amortization of debt discount	7,148	6,757
Share-based employee compensation expense	10,469	8,349
Equity in loss from joint ventures	20,229	—
Deferred income taxes	(5,916)	(6,972)
Gain on sale of business	(1,873)	—
Excess tax benefits from share-based payment arrangements	—	(525)
Decrease (increase) in accounts receivable, net	16,971	(38,130)
Decrease in other current assets	2,796	1,589
Increase (decrease) in accounts payable	5,248	(9,343)
(Decrease) increase in accrued salaries and benefits	(4,345)	3,165
(Decrease) increase in other current liabilities	(11,764)	26,990
Other	940	10,546
Net cash flows provided by operating activities	60,960	52,098

Cash flows from investing activities:
Acquisition of property and equipment	(34,730)	(42,991)
Investment in joint ventures	(5,881)	(7,050)
Proceeds from sale of business	4,369	—
Other	(1,121)	(1,164)
Net cash flows used in investing activities	(37,363)	(51,205)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	572,981	467,126
Payments of long-term debt	(597,837)	(481,515)
Deferred loan costs	(892)	(391)
Excess tax benefits from share-based payment arrangements	—	525
Exercise of stock options	2,467	2,851
Repurchase of common stock	(1,833)	—
Proceeds from non-controlling interest	1,615	—
Change in cash overdraft and other	1,648	11,227
Net cash flows used in financing activities	(21,851)	(177)

Effect of exchange rate changes on cash	(1,641)	(1,535)

Net increase (decrease) in cash and cash equivalents	105	(819)

Cash and cash equivalents, beginning of period	1,765	2,584

Cash and cash equivalents, end of period	$1,870	$1,765

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HWAY Reports Fourth-Quarter Results

February 25, 2016

HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Income Per Share Attributable to Healthways, Inc. ("Adjusted EPS") to
Net Income (Loss) Per Share Attributable to Healthways, Inc., GAAP Basis ("EPS")

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Adjusted EPS (1)	$(0.04)	$0.25	$0.16	$0.27
EPS (loss) attributable to non-cash interest charges (2)	(0.03)	(0.03)	(0.12)	(0.12)
EPS (loss) attributable to restructuring charges (3)	(0.23)	—	(0.26)	—
EPS (loss) attributable to impairment charge and loss on related purchase commitment (4)	—	—	(0.33)	—
EPS (loss) attributable to CEO transition-related expenses (5)	—	—	(0.08)	—
EPS (loss) attributable to valuation allowance against U.S. deferred tax assets (6)	(0.27)	—	(0.27)	—
EPS (loss) attributable to gain on sale of business (7)	0.03	—	0.03	—
EPS (loss) attributable to legal settlement charges (8)	—	(0.15)	—	(0.32)
EPS (loss), GAAP basis (9)	$(0.54)	$0.07	$(0.86)	$(0.16)

(1) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to non-cash interest charges, restructuring charges, impairment charge and related loss, CEO transition-related expenses, valuation allowance against U.S. deferred tax assets, gain on the sale of business, and legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS (loss) attributable to Healthways, Inc. determined in accordance with accounting principles generally accepted in the United States.

(2) EPS (loss) attributable to non-cash interest charges consists of pre-tax charges of $1,840,000 and $1,739,000 for the three months ended December 31, 2015 and 2014, respectively, and $7,148,000 and $6,756,000 for the twelve months ended December 31, 2015 and 2014, respectively,  associated with amortization of a debt discount. The tax rate applied to these non-cash interest charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(3) EPS (loss) attributable to restructuring charges consists of pre-tax charges of $13,345,000 and $15,097,000 for the three and twelve months ended December 31, 2015, respectively, associated with a Company reorganization and rationalization plan.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate, except for pre-tax charges of $1,176,000 for the three months ended December 31, 2015 attributable to the foreign jurisdictions for which a rate of 30.6% was applied.

(4) EPS (loss) attributable to impairment charge and loss on related purchase commitment consists of pre-tax charges of $19,550,000 for the twelve months ended December 31, 2015 for an impairment of an investment in a joint venture with Gallup and a loss on the remaining investment commitment.  The tax rate applied to these losses was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(5) EPS (loss) attributable to CEO transition-related expenses consists of pre-tax charges of $254,000 and $4,721,000 for the three and twelve months ended December 31, 2015, respectively, associated with the termination in May 2015 of our former President and Chief Executive Officer and transition to our new Chief Executive Officer.  The tax rate applied to these CEO transition-related expenses was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

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HWAY Reports Fourth-Quarter Results

February 25, 2016

(6) EPS (loss) attributable to a valuation allowance totals $9,615,000 for the three and twelve months ended December 31, 2015, respectively, and is the result of the recognition of a valuation allowance against U.S. deferred tax assets.

(7) EPS (loss) attributable to the gain on the sale of business consists of pre-tax charges of $1,873,000 for the three and twelve months ended December 31, 2015 associated with the gain on the sale of the Navvis business. The tax rate applied to this gain was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(8) EPS (loss) attributable to legal settlement charges represents the impact of three legal settlements recorded in fiscal 2014.  Total pre-tax charges were $17,715,000, $9,363,000 of which was recorded in the first quarter of 2014 at a tax rate of 35.52%, which represented the estimated annualized effective tax rate for domestic operations at the time the charge was recorded. The two remaining legal settlements were recorded in the fourth quarter of 2014 at a tax rate of 35%, which represented the updated estimate of the annualized effective tax rate for domestic operations at the time the charges were recorded.

(9) Figures may not add due to rounding.

Reconciliation of Adjusted EBITDA
to Net Income (Loss) Including Non-Controlling Interest, GAAP Basis
(In thousands)

	Twelve Months Ended
	December 31, 2015	Margin %
Adjusted EBITDA (10)	$70,589	9.2%
Restructuring charges (11)	(15,097)
Impairment charge and loss on related purchase commitment (12)	(19,550)
Gain on sale of business (13)	1,873
CEO transition-related expenses (14)	(4,721)
Depreciation and amortization	(49,855)
Interest expense	(18,328)
Income tax benefit	3,771
Net loss including non-controlling interest, GAAP basis	$(31,318)

(10) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes restructuring charges, impairment charge and loss on related purchase commitment, gain on sale of business, and CEO-transition-related expenses from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss including non-controlling interest determined in accordance with accounting principles generally accepted in the United States.

(11) Restructuring charges consists of pre-tax charges of $15,097,000 for the twelve months ended December 31, 2015 associated with a Company reorganization and rationalization plan.

(12) Impairment charge and loss on related purchase commitment consists of pre-tax charges of $19,550,000 for the twelve months ended December 31, 2015 for an impairment of an investment in a joint venture with Gallup and a loss on the remaining investment commitment.

(13) Gain on sale of business consists of a gain of $1,873,000 for the twelve months ended December 31, 2015 associated with the gain on the sale of the Navvis business.

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HWAY Reports Fourth-Quarter Results

February 25, 2016

(14) CEO transition-related expenses consists of pre-tax charges of $4,721,000 for the twelve months ended December 31, 2015 associated with the termination in May 2015 of our former President and Chief Executive Officer and transition to our new Chief Executive Officer.

Reconciliation of Adjusted EBITDA Excluding Non-Cash Share-Based Compensation
to Net Income (Loss) Including Non-Controlling Interest, GAAP Basis
(In thousands)

Twelve Months Ended
December 31, 2015
Adjusted EBITDA (15)	$80,140
Non-cash share-based compensation (16)	(9,551)
Restructuring charges (17)	(15,097)
Impairment charge and loss on related purchase commitment (18)	(19,550)
Gain on sale of business (19)	1,873
CEO transition-related expenses (20)	(4,721)
Depreciation and amortization	(49,855)
Interest expense	(18,328)
Income tax benefit	3,771
Net loss including non-controlling interest, GAAP basis	$(31,318)

(15) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes restructuring charges, impairment charge and loss on related purchase commitment, gain on sale of business, and CEO-transition-related expenses from this measure because of its comparability to the Company's historical operating results.  Further, the Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management and are therefore excluding non-cash share-based compensation.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss including non-controlling interest determined in accordance with accounting principles generally accepted in the United States.

(16) Non-cash share-based compensation charges consists of pre-tax charges of $9,551,000 for the twelve months ended December 31, 2015.

(17) Restructuring charges consists of pre-tax charges of $15,097,000 for the twelve months ended December 31, 2015 associated with a Company reorganization and rationalization plan.

(18) Impairment charge and loss on related purchase commitment consists of pre-tax charges of $19,550,000 for the twelve months ended December 31, 2015 for an impairment of an investment in a joint venture with Gallup and a loss on the remaining investment commitment.

(19) Gain on sale of business consists of a gain of $1,873,000 for the twelve months ended December 31, 2015 associated with the gain on the sale of the Navvis business.

(20) CEO transition-related expenses consists of pre-tax charges of $4,721,000 for the twelve months ended December 31, 2015 associated with the termination in May 2015 of our former President and Chief Executive Officer and transition to our new Chief Executive Officer.

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